Exhibit 32.1

SECTION 1350 CERTIFICATIONS

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Orion Group Holdings, Inc (the “Company”) on Form 10-Q for the quarter ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Austin J. Shanfelter, Interim Chief Executive Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Austin J. Shanfelter
April 29, 2022	Austin J. Shanfelter
Interim Chief Executive Officer

By:	/s/ Austin J. Shanfelter
April 29, 2022	Austin J. Shanfelter
Interim Chief Financial Officer